UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WESTLAKE CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	76-0346924
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600 Houston, Texas	77056
(Address of Principal Executive Office)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.625% Senior Notes due 2029	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: No. 333-223156 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable

(Title of class)

Not applicable

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated July 10, 2019 (the “Prospectus Supplement”) to a prospectus dated April 10, 2017 (the “Prospectus”) included in the Registrant’s shelf registration statement on Form S-3 (File No. 333-213548) (as amended, the “Registration Statement”), relating to the Securities (as defined below) registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement relates to €700,000,000 aggregate principal amount of 1.625% Senior Notes due 2029 (the “Securities”) to be issued by the Registrant. Reference is made to the information set forth (i) under the headings “Description of Debt Securities” in the Prospectus and (ii) under the headings “Description of the Senior Notes” and “Material United States Federal Income Tax Considerations” in the Prospectus Supplement, which information is incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

4.1	Indenture dated as of January 1, 2006 by and among the Registrant, the potential subsidiary guarantors listed therein and JPMorgan Chase Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Westlake’s Current Report on Form 8-K, filed with the Commission on January 13, 2006, File No. 001-32260).

4.2

Twelfth Supplemental Indenture dated as of July 17, 2019, between the Registrant and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, dated July 17, 2019 (File No. 001-32260), filed with the Commission on July 17, 2019).

4.3	Form of Global Security for the 1.625% Senior Notes due 2029 (included in Exhibit 4.2).

99.1	Prospectus and Prospectus Supplement (incorporated herein to the extent provided above by reference to Post-Effective Amendment No.1 to the Registration Statement on Form S-3 (File No. 333-213548) and the Registrant’s filings pursuant to Rule 424(b) filed with the Commission on April 10, 2017 and July 12, 2019, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTLAKE CHEMICAL CORPORATION (Registrant)

Date: July 17, 2019	By:	/s/ Albert Chao
	Name:	Albert Chao
	Title:	President and Chief Executive Officer